UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 7, 2006

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 South LaSalle Street, Suite 201, Chicago, IL 60605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (312) 765-0680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On July 7, 2006, the Company entered into a Memorandum of Understanding (“MOU”) with counsel for the Class Plaintiffs in the Class Action pending in the U.S. District Court for the Southern District of Florida, In Re Spear & Jackson Securities Litigation. The MOU, if approved by the Court, will terminate the Class Action litigation pending against the Company and all other defendants with the exception of Sherb & Co., LLP, the Company’s former auditors. The MOU requires that the Company pay to the Class the sum of $650,000 (“Settlement Fund”) by August 6, 2006. All reasonable costs associated with notice to the Class and administration of the settlement will be paid from the Settlement Fund. In the event the settlement is not effectuated, the Settlement Fund less the costs of administration will be returned to the Company.

Although the Company continues to believe it is not legally responsible for the acts complained of in the Class suit, the risks associated with the litigation have been a substantial contributing factor in deciding to settle. The parties will promptly notify, and seek approval from, the Court of the MOU. In the event the MOU is not approved, the parties will revert to their litigation positions without prejudice to their rights, and the MOU will not be admissible for any purpose in the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ John R. Harrington
John R. Harrington
Chairman

DATED: July 21, 2006